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                                                                    EXHIBIT 3.27

                               CERTIFICATE OF
                             LIMITED PARTNERSHIP
                                     FOR
                       EAGLE FRONT END SERVICES, LTD.


1.      Name of Partnership:            Eagle Front End Services, Ltd.

2.      Address of Registered Office:   50 Briar Hollow Lane
                                        West Building, 6th Floor
                                        Houston, Texas 77027

3.      Name and Address                Jay N. Silverman
        of Registered Agent:            50 Briar Hollow Lane
                                        West Building, 6th Floor
                                        Houston, Texas 77027

4.      Address of Principal Office:    50 Briar Hollow Lane
                                        West Building, 6th Floor
                                        Houston, Texas 77027

4.      General Partner:

        Name:                           Eagle Geophysical Management, Inc.

        Mailing and Street Address:     50 Briar Hollow Lane
                                        West Building, 6th Floor
                                        Houston, Texas 77027


        EXECUTED this 19th day of March, 1998.


                                           GENERAL PARTNER:

                                           Eagle Geophysical Management, Inc.

                                           By:   /s/ RICHARD W. MCNAIRY
                                              --------------------------------
                                              Richard W. McNairy, Secretary